UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2012

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT		06604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On October 18, 2012, People’s United Financial, Inc. (the “Company”) issued a press release announcing its results of operations for the three- and nine-month periods ended September 30, 2012. A copy of that press release is being furnished herewith as Exhibit 99.1.

The information contained in and accompanying this Form 8-K with respect to Item 2.02 (including Exhibit 99.1 hereto) is being furnished to, and not filed with, the Securities and Exchange Commission in accordance with General Instruction B.2 to Form 8-K.

Item 8.01.	Other Events

(a) The Company announced that the Board of Directors has approved amendments to the Company’s Certificate of Incorporation to declassify the Board, and will seek shareholder approval of those amendments at the 2013 annual meeting of shareholders. If approved by the requisite vote, the amendments will become effective and directors will be elected or re-elected for one-year terms beginning with the 2013 annual meeting. Directors elected at the 2011 and 2012 annual meetings will continue to serve for the balance of their current three-year terms, which expire in 2014 and 2015, respectively.

(b) The Company hereby files the Investor Presentation attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits

(d) The following Exhibits are submitted herewith.

Exhibit No.	Description

99.1	Earnings Press Release dated October 18, 2012

99.2	Investor Presentation dated October 18, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc.
(Registrant)

Date: October 18, 2012	By:	/s/ Eric J. Appellof
(Signature)

	Name:	Eric J. Appellof
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Page

99.1	Earnings Press Release dated October 18, 2012	99.1-1

99.2	Investor Presentation dated October 18, 2012	99.2-1